Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-65113, 333-84848, 333-96717, 333-110553 and 333-152296) on Forms S-8 of Cache, Inc. of our report dated March 10, 2008, relating to the consolidated financial statements and consolidated financial statement schedule of Cache, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Cache, Inc. and subsidiaries for the year ended December 29, 2007.

/s/ Mahoney Cohen and Company, CPA, P.C.

New York, New York

March 12, 2009